Exhibit 99.1
CONTACT: Dirk Montgomery
Chief Financial Officer
OSI Restaurant Partners, Inc.
813-282-1225

    MEDIA CONTACT: Michael R. Fox
               President - Integrated Corporate Relations
           203-258-9527

OSI Restaurant Partners, Inc. To Be Acquired By Bain Capital, Catterton Partners and Company Founders For $40.00 Per Share In Cash

Tampa, FL, November 6, 2006 - OSI Restaurant Partners, Inc. (NYSE: OSI), announced today that it has entered into a definitive agreement to be acquired by an investor group comprised of Bain Capital Partners, LLC, Catterton Partners and Company founders Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon, for $40.00 per share in cash.

The board of directors of OSI Restaurant Partners, on the unanimous recommendation of a Special Committee of independent directors, has approved the merger agreement and recommends that OSI’s shareholders adopt the agreement.

The total transaction value, including assumed debt, is approximately $3.2 billion. The transaction is expected to close prior to the end of April 2007, and is subject to customary closing conditions and approval of OSI’s shareholders (other than those participating in the acquisition). The transaction is not subject to a financing condition.

In accordance with the merger agreement, the Special Committee, with the assistance of its advisors, will be conducting a market test for the next 50 days by soliciting superior proposals from other parties. There is no assurance that the solicitation of proposals will result in an alternative transaction.

The Special Committee, comprised of OSI’s independent directors, issued the following statement: “The Company received an acquisition proposal from Bain Capital and Catterton Partners and, after extensive negotiations and careful consideration in conjunction with our advisors, the Special Committee of OSI Restaurant Partners’ board has unanimously concluded that this transaction is in the best interest of our shareholders. This transaction will provide OSI Restaurant Partners’ shareholders with an immediate and substantial cash premium over the current trading price of the Company’s common stock.”

Bill Allen, Chief Executive Officer of OSI Restaurant Partners, Inc. said, “After a significant amount of time and effort spent on the shareholder value initiative, we believe that this transaction is the best alternative for maximizing value for existing shareholders and has the full support of the senior management team and the Company’s founders. We believe that this transaction will be good for the Company’s partners, associates, franchisees and customers, as well as our shareholders. As a private company, OSI will have greater flexibility to focus on our long-term business improvement initiatives. Bain Capital and Catterton have strong track records working with their portfolio companies to further growth and business development, and both have extensive investment experience in the restaurant sector.”

“This Company was built around a set of principles and beliefs that emphasize consistently high-quality food and service, generous portions at moderate prices, and a fun, casual atmosphere,” said Chris Sullivan, Chairman and Founder OSI Restaurant Partners, Inc. “Bain Capital and Catterton share our commitment to this philosophy and, as we return to private ownership, will support our people in achieving our long-term goals.”

“We are delighted to partner with the founders and management team of OSI as they continue to bring focus and passion to building and growing the Company’s portfolio of restaurant brands,” said Andrew Balson, a Managing Director at Bain Capital. “Our experience in the restaurant and retail sectors has convinced us that the OSI concepts have significant opportunity for continued growth and profitability as they do what they have always done - deliver high quality food, great service and enjoyable customer experiences. We look forward to working with Bill Allen, Chris Sullivan and the Company’s partners and associates as they lead OSI to continued successes.”

“We have known Bill Allen for more than 15 years and are excited to once again partner with him,” said J. Michael Chu, Managing Partner of Catterton Partners. “I am confident that together with the expertise of Bain Capital, and the support of the founders and OSI’s dedicated employees, we can take the OSI brands to the next level.”

Wachovia Securities LLC served as financial advisor to the Special Committee of the OSI Restaurant Partners board of directors in connection with the merger transaction and Wachovia Securities LLC and Piper Jaffray & Co. each rendered separate fairness opinions to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the merger transaction. Wachtell, Lipton, Rosen & Katz is acting as special counsel to the Special Committee and Baker & Hostetler LLP is acting as counsel to OSI in this transaction. Ropes & Gray LLP is representing Bain Capital and Catterton in their investment in the Company.

Separately, the Company announced that it will need to restate its consolidated financial statements to correct for a previously announced understatement in its liability for unearned revenue for unredeemed gift cards and certificates and for other less significant errors in its financial statements, including deferred rent, minority interests in consolidated entities and additional paid in capital, identified since that announcement. The previously announced preliminary estimate of the understatement in the Company's liability for unearned revenue for unredeemed gift cards and certificates of approximately $20,000,000 to $40,000,000 was based on an accounting method under which the Company would recognize income in proportion to redemptions as they occur for an estimate of the gift cards and certificates that will never be redeemed. As part of the restatement, the Company has determined that it will recognize income for those cards and certificates that will never be redeemed at the time at which their redemption becomes remote, which is generally three years after their sale. The use of this method of revenue recognition (in contrast to the method of ratably recognizing revenue) changes the Company’s original estimate and is expected to result in an adjustment to its unearned revenue liability of approximately $50,000,000 to $70,000,000 at September 30, 2006. The actual amount of the understatement, the periods affected and the related income tax effects are still being determined.  As a result of these errors, management and the Company's Audit Committee have determined that the Company’s previously issued financial statements should no longer be relied upon.

The Company intends to file its Quarterly Report on Form 10-Q for the third quarter of 2006 as soon as possible, although the Company currently expects that it will be late in that filing. Additional information concerning the restatement of the Company's consolidated financial statements will be included in a Current Report on Form 8-K to be filed by the Company today.

About OSI Restaurant Partners

OSI Restaurant Partners, Inc. portfolio of brands consists of Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill, Fleming's Prime Steakhouse & Wine Bar, Roy's, Lee Roy Selmon's, Blue Coral Seafood & Spirits and Cheeseburger in Paradise restaurants with operations in 50 states and 21 countries internationally.

About Bain Capital

Bain Capital, LLC (http://www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with approximately $40 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including such restaurant and retail concepts as Domino’s Pizza, Dunkin’ Donuts and Burger King, and retailers including Toys “R” Us, AMC Entertainment, Staples and Burlington Coat Factory. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.

About Catterton Partners

With more than $2 billion under management, Catterton Partners is a leading private equity firm in the U.S. focused exclusively on the consumer industry.  Since its founding in 1990, Catterton has leveraged its investment capital, strategic and operating skills, and network of industry contacts to establish one of the strongest investment track records in the consumer industry. Catterton invests in all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, and Media and Marketing Services. Catterton has led investments in companies such as Build-A-Bear Workshop, Cheddar’s Restaurant Holdings Inc., P.F. Chang’s China Bistro, Baja Fresh Mexican Grill, First Watch Restaurants, Frederic Fekkai, Kettle Foods, Farley's and Sathers Candy Co., and Odwalla, Inc., More information about the firm can be found at http://www.cpequity.com.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton to complete the transaction may be delayed or may not be available and (7) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC's free internet site. Free copies of OSI Restaurant Partners' SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.